EXHIBIT 99.2

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Pro forma Combined Condensed Financial information of Bridgeline Digital, Inc. (unaudited)	F-22

Pro Forma Combined Condensed Balance Sheet as of March 31, 2010 (unaudited)	F-23

Pro Forma Combined Condensed Statements of Operations for the Six Months Ended March 31, 2010 (unaudited)	F-24

Pro Forma Combined Condensed Statements of Operations for the Year Ended September 30, 2009 (unaudited)	F-25

Notes and Assumptions to Pro Forma Combined Condensed Financial Information (unaudited)	F-26

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(UNAUDITED)

On May 11, 2010, Bridgeline Digital, Inc. (“Bridgeline”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TMX Interactive, Inc., a Delaware corporation (“TMX”) and completed the acquisition of certain assets and the assumption of certain liabilities of TMX (the ‘Acquistion”).

The Purchase Agreement sets forth the terms and conditions pursuant to which Bridgeline acquired substantially all the assets and assumed certain liabilities of TMX.  The purchase price consisted of (i) cash of $100,000, (ii) the assumption of approximately $600,000 of deferred revenue, (iii) the issuance of a subordinated promissory note in the amount of $500,000 payable over three years beginning January 2011 with interest at a rate of 1% per annum, and (iv) contingent consideration of up to $500,000, payable in cash quarterly over the 12 consecutive calendar quarters beginning with the quarter ending December 31, 2010, based on the achievement of quarterly revenue of $600,000.  The note is unsecured and subordinated to the Company's primary lender.  To the extent the revenue target is not met in any particular quarter, the earnout period will be extended for up to four additional quarters.

The following unaudited pro forma combined condensed balance sheet as of March 31, 2010 and unaudited pro forma combined condensed statements of operations for the six months ended March 31, 2010 and the year ended September 30, 2009  (collectively, the "Unaudited Pro Forma Statements") were prepared to give effect to the Acquisition accounted for under the purchase method of accounting. The unaudited pro forma combined condensed balance sheet assumes that the Acquisition occurred on March 31, 2010. The unaudited pro forma combined condensed statements of operations for the six months ended March 31, 2010, and for the year ended September 30, 2009 assumes that the Acquisition occurred on October 1, 2008. The Unaudited Pro Forma Statements are based on the historical consolidated financial statements of Bridgeline and TMX under the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Statements. The combined financial information for the fiscal years ended September 30, 2009 has been obtained from the consolidated financial statements of Bridgeline for the year ended September 30, 2009 and the financial statements of TMX for the year ended December 31, 2009. The combined financial information for the six months ended March 31, 2010 has been obtained from the unaudited consolidated financial statements of Bridgeline and TMX and includes, in the opinion of Bridgeline and TMX’s management, all adjustments necessary to present fairly the data for such period. The Unaudited Pro Forma Statements may not be indicative of the results that actually would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the Unaudited Pro Forma Statements that Bridgeline's management believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary estimate of their respective values.  Although Bridgeline believes, based on available information, that the fair values and allocation of the purchase price included in the Unaudited Pro Forma Statements are reasonable estimates, final purchase accounting adjustments will be made on the basis of evaluations and estimates which are in progress, but have not yet been finalized. As a result, final allocation of costs related to the Allocation may differ from that presented herein. The Unaudited Pro Forma Statements and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto of Bridgeline included in its Annual Report on Form 10-K for the year ended September 30, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF MARCH 31, 2010
(IN THOUSANDS)
(UNAUDITED)

	Bridgeline	TMX Assets Acquired & Liabilities Assumed		Pro Forma Adjustments		Pro Forma Combined
		(a)
Assets
Current assets:
Cash and cash equivalents	$3,293	$3		$(418)	(b)	$2,878
Accounts receivable and unbilled receivables, net	3,724	234		—		3,958
Prepaid expenses and other current assets	367	44		—		411
Total current assets	7,384	281		(418)		7,247
Equipment and improvements, net	1,210	3		—		1,213
Intangible assets, net	1,207	81	(c)	105	(c)	1,393
Goodwill, net	14,656	725	(c)	951	(c)	16,332
Other assets	921	16		—		937
Total assets	25,378	1,106		638		27,122

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	729	203		(59)	(b)	873
Accrued liabilities	756	72		(72)	(b)	756
Accrued earnouts	287	—		83	(b)	370
Deferred revenue	1,139	644		—		1,783
Line of credit	1,650	187		(187)	(b)	1,650
Current portion of debt	—	—		83	(b)	83
Current portion of capital leases	49	—		—		49
Total current liabilities	4,610	1,106		(152)		5,564
Accrued earnouts	—	—		373	(b)	373
Other long-term liabilities	411	—		—		411
Long-term debt, net of current portion	—	—		417	(b)	417
Capital leases, net of current portion	48	—		—		48
Total liabilities	5,069	1,106		638		6,813

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—		—		—
Common stock	11	—		—		11
Additional paid-in capital	35,798	—		—		35,798
Accumulated deficit	(15,371)	—		—		(15,371
Accumulated other comprehensive income	(129)	—		—		(129)
Total stockholders’ equity	20,309	—		—		20,309
Total liabilities and stockholders’ equity	$25,378	$1,106		$638		$27,122

See accompanying notes to the pro forma combined condensed financial information

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Bridgeline	TMX	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$10,866	$1,046	$—		$11,912
Total cost of revenue	5,039	457	13	(d)	5,509
Gross profit	5,827	589	(13)		6,403
Operating expenses:
Sales, general and administrative	4,621	963	(20)		5,564
Research and development	325	—	—		325
Depreciation and amortization	609	9	13		631
Total operating expenses	5,555	972	(7)	(e)	6,520
Income from operations	272	(383)	(6)		(117)
Interest income (expense), net	(1)	(1,320)	1,318	(f)	(3)
Income before income taxes	271	(1,703)	1,312		(120)
Income taxes	31	—	—		31
Net income	$240	$(1,703)	$1,312		(151)

Net income per share:
Basic	$0.02	$—	$—		$(0.01)
Diluted	$0.02	$—	$—		$(0.01)

Number of weighted average shares:
Basic	11,184,156	—	—		11,184,156
Diluted	11,650,060	—	—		11,650,060

See accompanying notes to the pro forma combined condensed financial information

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2009
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Bridgeline	TMX	Pro Forma Adjustments		Pro Forma Combined
Total revenue	$23,901	$2,230	$—		$26,131
Total cost of revenue	10,533	1,479	26	(d)	12,038
Gross profit	13,368	751	(26)		14,093
Operating expenses:
Sales, general and administrative	10,193	2,313	(21)	(e)	12,485
Research and development	1,124	—	—		1,124
Depreciation and amortization	1,222	34	25		1,281
Total operating expenses	12,539	2,347	4		14,890
Income from operations	829	(1,596)	(30)		(797)
Interest income (expense), net	(40)	(2,480)	2,476	(f)	(44)
Income before income taxes	789	(4,076)	2,446		(841)
Income taxes	31	—	—		31
Net income	$758	$(4,076)	$2,446		$(872)

Net income per share:
Basic	$.07	$—	$—		$(0.08)
Diluted	$.07	$—	$—		$(0.08)

Number of weighted average shares:
Basic	11,008,879	—	—		11,008,879
Diluted	11,272,190	—	—		11,272,190

See accompanying notes to the pro forma combined condensed financial information

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)
(UNAUDITED)

1.	General

The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations of the combined companies or the consolidated results of operations which would have resulted had the Acquisition taken place during the periods presented. The Unaudited Pro Forma Statements reflect the effects of the Acquisition. The unaudited pro forma combined condensed balance sheet assumes that the Acquisition and related events occurred as of March 31, 2010.  The unaudited pro forma combined condensed statements of operations for the six months ended March 31, 2010 and for the year ended September 30, 2009 assume that Acquisition and related events occurred as of October 1, 2008.

2.	Pro Forma Combined Condensed Balance Sheet Adjustments

(a)	TMX Net Assets Acquired

The estimated fair value of net assets acquired and liabilities assumed from the Acquisition of TMX and included in the pro forma adjustments are summarized as follows:

Amount
Net assets acquired
Assets acquired:
Cash	$3
Accounts receivable, net	234
Other current assets	44
Equipment and improvements	3
Other assets	16
Total assets acquired	300

Liabilities assumed:
Accounts payable	203
Accrued liabilities	72
Deferred revenue	644
Line of credit	187
Total liabilities assumed	1,106
Net assets acquired (liabilities assumed)	$(806)

(b)	Purchase Price

The purchase price for TMX included in the pro forma adjustments was determined as follows:

Amount
Purchase price:
Cash paid	$100
Subordinated promissory note	500
Earnout (as adjusted)	456
Total purchase price	1,056
Net assets acquired (liabilities assumed)	(806)
Excess of purchase price over fair value of net assets acquired	$1,862

Other acquisition related payments made by Bridgeline at the time of the TMX Acquisition and included in the pro forma adjustments consisted of the following:

Amount
Other acquisition related payments:
Payment of rent related to the renegotiated office space lease	$59
Payment of employee related liabilities	37
Payment of seller transaction costs	35
Payoff of line of credit	187
Total intangible assets and goodwill	$318

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)
(UNAUDITED)

The earnout payable pursuant to the acquisition agreement in the amount of $500 has been reduced by $44 to a total of $456. This earnout reduction is based on the amount by which the actual deferred revenue of $644 at the acquisition date exceeds the maximum amount of deferred revenue agreed to be assumed by Bridgeline of $600.

Effective October 1, 2009, the Company accounts for contingent acquisition payments for completed acquisitions at the acquisition date as additional purchase price which is allocated to goodwill and intangible assets. Effective October 1, 2009, all acquisition costs are expensed when incurred.

(c)	Intangibles Assets and Goodwill

Intangibles and goodwill resulting from the TMX Acquisition and included in the Pro Forma Combined Condensed Balance Sheet are as follows:

Amount
Intangible assets and goodwill:
Intangible assets
Customer relationships	$93
Non compete	93
Total intangible assets	186
Goodwill	1,676
Total intangible assets and goodwill	$1,862

For purposes of the pro forma combined financial statements, $186 of the excess of the purchase price over the fair value of net assets acquired has been allocated to intangible assets and $1,676 of such excess has been allocated to goodwill. Of the $186 allocated to intangible assets, $93 has been allocated to customer relationships and $93 has been allocated to non compete agreements with average useful lives of five years. Such amounts will be adjusted when the formal valuation is completed, anticipated to be in August of 2010.

Amounts recorded for intangible assets and goodwill will be deductible for tax purposes over 15 years. However, such amounts have not been tax affected for purposes of the pro forma combined financial statements because Bridgeline is utilizing net operating loss carryforwards to offset taxable income and is recording only minimum amounts due.  Deductions related to intangible assets and goodwill will not affect the estimated minimum Federal and state tax amounts due.

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)
(UNAUDITED)

3.	Pro Forma Combined Condensed Statements of Operations Adjustments

The pro forma combined condensed statements of operations for the six months ended March 31, 2010 and for the year ended September 30, 2009 included the following pro forma adjustments:

Pro Forma Adjustments to Combined Condensed Statement of Operations:		Six Months Ended March 31, 2010	Year Ended September 30, 2009
Cost of revenue:
Increase in stock compensation expense related to issuance of options		$13	$26
Total cost of revenue	(d)	13	26

Operating expenses:
Increase in stock compensation expense related to issuance of options		26	53
Decrease in rent expense related to renegotiated lease		(46)	(74)
Subtotal		(20)	(21)
Increase in amortization of intangibles assets, net of savings from amortization of patent not assumed		13	25
Total operating expenses	(e)	(7)	4

Interest:
Decrease in interest expense related to debt not assumed, offset by increase in interest expense related to issuance of subordinated promissory note	(f)	1,318	(2,476)
Total Pro Forma Increase in Net Income		$1,312	$(2,446)

BRIDGELINE DIGITAL, INC. AND TMX INTERACTIVE, INC.
NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)
(UNAUDITED)

4.	Adjustments Not Included in the Pro Forma Combined Condensed Statements of Operations

During the year ended December 31, 2009 (prior to the TMX Acquisition), TMX reduced staffing levels and reduced other operating expenses to more appropriately align costs with revenue.  Subsequent to the TMX Acquisition Bridgeline (i) further adjusted staffing levels to more appropriately align staffing with expected revenue and (ii) reduced and plans to further reduce other operating expenses deemed to be redundant. The full impact of such adjustments have not been included in the accompanying Pro Forma Combined Condensed Statements of Operations for the six months ended March 31, 2010 or for the year ended September 30, 2009.  Had the full impact of such adjustments been realized effective October 1, 2008, the accompanying Combined Pro Forma Statements of Operations would contain the following additional adjustments:

	Six Months Ended March 31, 2010	Year Ended September 30, 2009

Post Acquisition Pro Forma Adjustments to Combined Condensed Statement of Operations:
Cost of revenue:
Reduction of direct labor costs to align staffing levels with revenue	$(27)	$(595)
Total cost of revenue	(27)	(595)

Operating expenses:
Reduction in indirect labor costs	(287)	(797)
Decrease in professional fees	(68)	(191)
Decrease in insurance and bank fees	(46)	(95)
Total operating expenses	(401)	(1,083)

Total Post Acquisition Pro Forma Increase in Net Income	$428	$1,678